                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY REGISTRANT [X]             FILED BY PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                     TWEETER HOME ENTERTAINMENT GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                     TWEETER HOME ENTERTAINMENT GROUP, INC.
                                 10 PEQUOT WAY
                                CANTON, MA 02021

Dear Stockholder:

     You are cordially invited to attend the Company's special meeting in lieu of annual meeting on January 26, 1999. The meeting will begin promptly at 4:00 PM at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts.

     The official Notice of Meeting, proxy statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement. This year, in addition to the election of two directors and approval of the Company's accountants, we are asking stockholders to approve the adoption of the Company's Employee Stock Purchase Plan.

     The vote of every stockholder is important. Please sign, date and promptly mail your proxy using the enclosed return envelope. The Board of Directors and management look forward to greeting those stockholders that are able to attend.

Sincerely,

/s/ JEFF STONE
------------------------------------------------
Jeffrey Stone
President and Chief Operating Officer

                     TWEETER HOME ENTERTAINMENT GROUP, INC.
                                 10 PEQUOT WAY
                                CANTON, MA 02021

                               DECEMBER 23, 1998

      NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

     The special meeting in lieu of annual meeting of stockholders (the "Annual Meeting") of Tweeter Home Entertainment Group, Inc. will be held at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts, on January 26, 1999, at 4:00 PM., for the following purposes:

     1. To elect two Directors each to serve for a three year term or until the election and qualification of their respective successors.

     2. To act upon the approval of the designation of Deloitte & Touche LLP to audit the books, records and accounts of the Company for Fiscal Year 1999.

     3. To approve the adoption of the Company's Employee Stock Purchase Plan.

     4. To consider and act upon all other matters which may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has set the close of business on Wednesday, December 23, 1998, as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof, and only stockholders of record on that date shall be entitled to notice of and to vote at said meeting.

     Whether or not you plan to attend the meeting, please fill in, date, sign and return the enclosed proxy promptly in the return envelope provided. You are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ JOSEPH MCGUIRE
------------------------------------------------
Joseph McGuire
Chief Financial Officer

                     TWEETER HOME ENTERTAINMENT GROUP, INC.
                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Tweeter Home Entertainment Group, Inc. ("TWTR") for the special meeting in lieu of annual meeting of stockholders to be held on January 26, 1999. Only stockholders of record at the close of business on December 23, 1998 are entitled to notice of and to vote at the meeting.

     Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so.

     Unless contrary instructions are indicated on the proxy, all valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Director named herein, FOR the approval of the adoption of the Company's Employee Stock Purchase Plan, and FOR the approval of the designation of Deloitte & Touche LLP to audit the books, records and accounts of the Company for Fiscal Year 1999. If a stockholder specifies a different choice on the proxy, such stockholder's shares of Common Stock will be voted in accordance with such specifications.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument revoking it, by presenting an executed proxy bearing a later date at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone and/or telegram by Directors, officers and employees of the Company, without additional compensation for such solicitation activities. Arrangements will be made by the Company with its transfer agent, BankBoston, NA, to forward solicitation material to the beneficial owners of the shares of Common Stock held of record. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's Common Stock held in their respective names.

     Corporate Investor Communications, Inc. has been selected by the Company to distribute, solicit and tabulate all proxies.

     Copies of the 1998 Annual Report of the Company are being mailed to stockholders together with this Proxy Statement. The Annual Report contains the financial statements of the Company for the fiscal years ended September 30, 1998, September 30, 1997 and September 30, 1996.

                               VOTING SECURITIES

     Holders of record of Common Stock of the Company at the close of business on Wednesday, December 23, 1998 (the "Record Date") have the right to receive notice of and to vote at the Annual Meeting and any adjournments of the meeting. At the Record Date, there were 6,292,512 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder of that share to one vote on each matter submitted to a vote at the Annual Meeting.

     Under the Company's By-Laws, the presence, in person or by proxy, of stockholders holding a majority in interest of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions and broker non-votes are not counted in determining the number of votes cast. Other than the election of directors, which requires a plurality of the votes cast in person or by proxy, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR, DIRECTORS CONTINUING IN OFFICE AND EXECUTIVE OFFICERS

     The By-Laws of the Company provide for a Board of Directors consisting of such number of directors as may be fixed from time to time by the Board. The Board is divided into three classes, with each class holding office for a term of three years and the term of office of one class expiring each year. The Board has fixed the number of directors to constitute the full Board for the ensuing year at six, two of whom are to be elected at the annual meeting of stockholders for a term expiring at the 2002 annual meeting of stockholders, two whose terms expire at the 2001 annual meeting of stockholders, and two whose terms expire at the 2000 annual meeting of stockholders. Matthew Bronfman, a director of the Company since 1989 and Steven S. Fischman, a director since 1998, are in the class of directors whose term expires at the annual meeting of stockholders. The Board has nominated Mr. Bronfman and Mr. Fischman for election to the class of directors whose term will expire in 2002.

     The persons named as proxies in the proxy card will vote the shares represented by your proxy for the election of Mr. Bronfman and Mr. Fischman as directors unless your proxy card specifies otherwise. If either of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as a director, the persons named as proxies will vote the shares for such other candidate as may be designated by the Board, unless the Board reduces the number of directors constituting the full Board, in order to eliminate the vacancy. The Board has no reason to believe that Mr. Bronfman and Mr. Fischman will be unable to serve if elected.

     The table below sets forth certain information with respect to the nominees for election to the Board of Directors, those directors whose terms of office will continue after the Meeting and the Company's Executive Officers.

                                                                                                EXPIRATION OF
                                                                                                  CURRENT OR
                                     PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE  FIRST ELECTED      PROPOSED
NAME AND AGE                              AND OTHER BUSINESS AFFILIATIONS         DIRECTOR      TERM OF OFFICE
------------                         -----------------------------------------  -------------   --------------
Samuel Bloomberg, 46...............  Director, Chairman of the Board and Chief      1972             2000
                                       Executive Officer of the Company. Mr.
                                       Bloomberg has served as the Chief
                                       Executive Officer since 1983 and
                                       Chairman of the Board since 1986. Mr.
                                       Bloomberg is a co-founder of the
                                       Company. Mr. Bloomberg and Jeffrey
                                       Bloomberg are brothers.
Jeffrey Stone, 41..................  Director, President and Chief Operating        1990             2001
                                       Officer of the Company. Mr. Stone has
                                       served as the President and Chief
                                       Operating Officer of the Company since
                                       October 1990. From 1987 to 1990 Mr.
                                       Stone served as the Executive Vice
                                       President of Bread & Circus, a
                                       specialty natural foods supermarket
                                       chain and from 1983 to 1987 served as
                                       Vice President of Human Resources and
                                       Training for Scandinavian Design, a
                                       specialty furniture retailer. Mr. Stone
                                       is also a director of PRO, the buying
                                       group of specialty consumer electronic
                                       retailers of which the Company is a
                                       member.

                                                                                                EXPIRATION OF
                                                                                                  CURRENT OR
                                     PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE  FIRST ELECTED      PROPOSED
NAME AND AGE                              AND OTHER BUSINESS AFFILIATIONS         DIRECTOR      TERM OF OFFICE
------------                         -----------------------------------------  -------------   --------------
Jeffrey Bloomberg, 51(1)...........  Director of the Company. From 1994 to the      1989             2001
                                       present, Mr. Bloomberg has served as
                                       the President of Bloomberg Associates,
                                       Inc., an investment banking company.
                                       From 1985 to 1993, Mr. Bloomberg served
                                       as a Managing Director at Bear Stearns
                                       & Co., Inc., specializing in corporate
                                       finance and mergers and acquisitions.
                                       Mr. Bloomberg and Samuel Bloomberg are
                                       brothers.
Matthew Bronfman, 39(2)............  Director of the Company. Mr. Bronfman          1989             2002
                                       founded and from 1994 to the present
                                       has served as Chairman and Chief
                                       Executive Officer of Perfumes Isabel, a
                                       fragrance and gift company. In 1990,
                                       Mr. Bronfman served as director, and
                                       from 1991 to 1994 Mr. Bronfman served
                                       as Chairman and Chief Executive
                                       Officer, of Sterling Cellular Holdings,
                                       LP, a privately-held cellular telephone
                                       company.
Michael Cronin, 44(1)(2)...........  Director of the Company. From 1991 to the      1995             2000
                                       present Mr. Cronin has served as
                                       Managing Partner of Weston Presidio
                                       Offshore Capital C.V. Mr. Cronin also
                                       serves as a director of Tekni-plex,
                                       Inc. and Casella Waste Systems, Inc.
Steven S. Fischman, 56.............  Director of the Company. Since 1992, Mr.       1998             2002
                                       Fischman has been the President of New
                                       England Development (NED), a regional
                                       mall developer based in New England.
                                       Since 1996, Mr. Fischman has also
                                       served as Vice-Chairman of WellsPark
                                       Group Limited Partnership, a mall
                                       management company formed by NED and an
                                       unrelated partner. Prior to joining
                                       NED, Mr. Fischman was a director and
                                       shareholder in the Boston law firm of
                                       Goulston & Storrs, P.C., legal counsel
                                       to the Company. Mr. Fischman is also
                                       Chairman of the Board of Trustees of
                                       Newton-Wellesley Hospital.
Joseph McGuire, 38.................  Mr. McGuire has served as Vice President,
                                       Chief Financial Officer and Chief
                                       Information Officer of the Company
                                       since May 1996. Prior to joining the
                                       Company, Mr. McGuire was the Chief
                                       Financial Officer of Bryn Mawr Radio &
                                       Television Centre, Inc. from 1987 to
                                       1996.

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

                        GENERAL INFORMATION RELATING TO
                             THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

     The Board of Directors held five meetings in the fiscal year ended September 30, 1998. No member of the Board of Directors attended less than 80% of the total number of meetings of the Board and committees thereof upon which he served during the fiscal year ended September 30, 1998.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company had no nominating committees of the Board of Directors or committees performing similar functions during the year ended September 30, 1998.

     The Board of Directors has an Audit Committee, which makes recommendations concerning the engagement of independent public accountants, reviews the plans for and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants and review the adequacy of the Company's internal accounting controls. The Audit Committee consists of Jeffrey Bloomberg and Michael Cronin. The Audit Committee held one meeting during the fiscal year ended September 30, 1998. The Audit Committee recommended the Company's selection of Deloitte & Touche LLP to serve as the Company's auditors for the fiscal year ended September 30, 1999.

     The Compensation Committee of the Board of Directors establishes and implements compensation policies and programs for the Company's executive officers and exercises all powers of the Board of Directors in connection with the Company's incentive compensation and benefit plans. The Compensation Committee of the Board consists of Mathew Bronfman and Michael Cronin. The Compensation Committee held three meetings during the fiscal year ended September 30, 1998.

COMPENSATION OF DIRECTORS

     The Company currently pays each Director $1,875 per quarter, provided such Director attends the meetings of the directors scheduled for such quarter. All Directors are reimbursed for reasonable expenses incurred in attending meetings. Under current Director compensation arrangements, upon each subsequent election or re-election, each Director who is not also an employee or affiliate of the Company is granted options under the Company's 1998 Stock Option and Incentive Plan exercisable into 1,750 shares of Common Stock, with an exercise price equal to the fair market value of the Common Stock at the date of grant. Such options vest over a three-year period. The Company's policy with respect to the level and timing of option grants to Directors is currently under review by the Compensation Committee and the Board of Directors, and may be revised for years subsequent to the fiscal year ended September 30, 1998.

BOARD OF DIRECTORS RECOMMENDATION

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE BOARD'S NOMINEES, MATTHEW BRONFMAN AND STEVEN S. FISCHMAN. A PLURALITY OF THE
VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL MEETING IS REQUIRED TO ELECT EACH
                              NOMINEE AS DIRECTOR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's Named Executives (as defined below) and directors, (iii) all of the Company's executive officers and directors as a group. Except as otherwise indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to all the shares of Common Stock indicated.

                                                                  COMMON STOCK
                                                              BENEFICIALLY OWNED(1)    PERCENT
                                                                      AS OF              OF
NAME                                                            DECEMBER 23, 1998       CLASS
----                                                          ---------------------    -------
Named Executive Officers
  Samuel Bloomberg *........................................          827,243(2)        11.3
  Jeffrey Stone *...........................................          305,145(3)         4.2
  Joseph McGuire............................................           21,977(4)          **
Directors/Director Nominees
  Michael Cronin............................................          646,558(5)         8.8
  Jeffrey Bloomberg.........................................          224,669(6)         3.1
  Mathew Bronfman...........................................          112,443(7)         1.5
  Steven Fischman...........................................            4,000             **
Directors and Executive Officers as a Group (7 persons).....        2,142,035(8)        29.3%
Beneficial Owners of more than 5%
  Advent International Group................................          883,872(9)        12.1%
  101 Federal Street, Boston, MA 02110
  Weston Presidio Offshore Capital C.V......................          646,558(5)         8.8%
  One Federal Street, Boston, MA 02110
  PNC Capital Corp..........................................          457,370            6.3%
  One Federal Street, Boston, MA 02110

---------------
*  Messrs. Bloomberg and Stone are also directors of the Company.

** Represents less than 1% of class.

(1) Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of Common Stock that are subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date. Such shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by such person. Such shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person.

(2) Includes 32,730 shares held, in the aggregate by the Samuel Bloomberg Family Trusts for the benefit of Mr. Bloomberg's children and 7,540 shares held by Carolina Bloomberg, the wife of Mr. Bloomberg. Carolina Bloomberg's 7,540 shares include 313 shares issuable upon the exercise of outstanding warrants. Mr. Bloomberg expressly disclaims beneficial ownership of the shares held by the Samuel Bloomberg Family Trusts and Carolina Bloomberg. Also includes 208,916 shares subject to options granted by the Company to Mr. Bloomberg exercisable within 60 days of the Record Date.

(3) Includes 114,978 shares subject to options granted by the Company to Mr. Stone exercisable within 60 days of the Record Date.

(4) Includes 21,977 shares subject to options granted by the Company exercisable within 60 days of the Record Date.

(5) Includes shares held by Weston Presidio Offshore Capital Management C.V. ("Weston Presidio"). Mr. Cronin is a general partner of Weston Presidio and, as such, may be deemed to share voting and investment power with respect to all shares held by Weston Presidio. Mr. Cronin expressly disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(6) Includes 10,839 shares held, in the aggregate, by trusts for the benefit of Mr. Bloomberg's children. Mr. Bloomberg expressly disclaims beneficial ownership of these shares. Also includes 6,560 shares subject to options granted by the Company to Mr. Bloomberg exercisable within 60 days of the Record Date and 609 shares issuable upon exercise of outstanding warrants.

(7) Includes 107,584 shares subject to options granted by the Company exercisable within 60 days of the Record Date, and 84 shares issuable upon the exercise of outstanding warrants.

(8) See notes (2) through (7)

(9) Includes 642,041 shares held by Global Private Equity II Limited Partnership (including 12,281 shares issuable upon exercise of outstanding warrants) and 241,831 shares held by Advent Direct Investment Program Limited Partnership (including 4,627 shares issuable upon exercise of outstanding warrants).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors, officers and persons who are beneficial owners of more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission reports of their ownership of the Company's securities and changes in that ownership. Matthew Bronfman, a Director of the Company, failed to file a Form 4 -- Statement of Changes in Beneficial Ownership with respect to 300 shares of Common Stock he acquired in the Company's initial public offering completed July 21, 1998. Steven Fischman, a Director of the Company, failed to file a Form 4 -- Statement of Changes in Beneficial Ownership with respect to 4,000 shares of Common Stock he acquired in the Company's initial public offering completed July 21, 1998. To the Company's knowledge, based upon a review of copies of reports so filed, all other persons required to file such reports regarding ownership and transactions during the fiscal year ended September 30, 1998 did so by no later than the date the reports were due.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and each of the other executive officers of the Company (the "Named Executives") for services rendered in all capacities to the Company during the fiscal year ended September 30, 1998:

SUMMARY COMPENSATION TABLE(1)

                                                                                         LONG-TERM COMPENSATION
                                                                          -----------------------------------------------------
                                        ANNUAL COMPENSATION                        AWARDS                      PAYOUTS
                             ------------------------------------------   -------------------------   -------------------------
                                                           OTHER ANNUAL   RESTRICTED    UNDERLYING       LTIP       ALL OTHER
                                                           COMPENSATION     STOCK      OPTIONS/SARS    PAYOUTS     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)       ($)         AWARD(S)        #/$           ($)           ($)
---------------------------  ----   ---------   --------   ------------   ----------   ------------   ----------   ------------
Samuel Bloomberg..........   1998    253,461     10,000         0             0           23,038          0             0
  CEO and Chairman of the
  Board
Jeffrey Stone.............   1998    253,461     10,000         0             0           29,000          0             0
  President and Chief
  Operating Officer
Joseph McGuire............   1998    162,307      5,000         0             0            8,000          0             0
  Vice President, Chief
  Financial Officer

---------------
(1) The compensation described in this table does not include medical or other benefits received by the Named Executives which are generally available to all salaried employees of the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                        % OF
                                       NUMBER OF       TOTAL
                                       SECURITIES     OPTIONS/
                                       UNDERLYING       SARS                                    GRANT
                                        OPTIONS/     GRANTED TO    EXERCISE                     DATE
                                          SARS       EMPLOYEES     OR BASE                     PRESENT
                                        GRANTED      IN FISCAL      PRICE      EXPIRATION     VALUE(1)
NAME                                      (#)           YEAR        ($/SH)        DATE           ($)
----                                   ----------    ----------    --------    ----------    -----------
Samuel Bloomberg.....................    23,038         10.1%       17.00         2004           -0-
Jeffrey Stone........................    29,000         12.7%       17.00         2004           -0-
Joseph McGuire.......................     8,000          3.5%       17.00         2004           -0-

---------------
(1) The fair value of each stock option granted in fiscal 1998 under the Company's existing stock option plan was estimated using The Black-Scholes option pricing model assuming an expected volatility of 32%, a risk-free interest rate of 4%, an expected life of 3 years and no dividends.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides certain information with respect to options to purchase Common Stock held by the Named Executives at September 30, 1998. No options were exercised by Named Executives during the fiscal year ended September 30, 1998.

                                             NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                             UNDERLYING OPTIONS AT        IN-THE-MONEY OPTIONS
                                                FISCAL YEAR-END            AT FISCAL YEAR END
NAME                                       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                                       -------------------------    -------------------------
Samuel Bloomberg.........................              208,916/23,038      $        2,031,560/-0-
Jeffrey Stone............................              114,978/29,000      $        1,071,153/-0-
Joseph McGuire...........................               21,977/9,640       $          232,001/$10,478

EMPLOYMENT AGREEMENTS

     The summaries of the various employment agreements set forth below are qualified in their entirety by reference to the full text of such agreements, which are exhibits to the Amendment No. 1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 8, 1998.

BLOOMBERG AND STONE AGREEMENTS

     Upon completion of the Company's Initial Public Offering on July 16, 1998, the Company entered into five-year employment agreements with Samuel Bloomberg, to serve as Chairman of the Board and Chief Executive Officer of the Company, and with Jeffrey Stone, to serve as President and Chief Operating Officer of the Company (the "Employment Agreements"). The Employment Agreements provide that Messrs. Bloomberg and Stone will each receive a base salary of $300,000 per year through September 30, 1998, $325,000 from October 1, 1998 to September 30, 1999, and thereafter at the annual rate of at least $325,000, plus such increases as may be determined by the Compensation Committee of the Board of Directors. Each of Messrs. Bloomberg and Stone will have the opportunity to earn incentive bonuses based upon certain performance criteria, to be determined by the Compensation Committee, and the opportunity to receive stock options and other incentive awards under the Company's 1998 Stock Option and Incentive Plan.

     The Employment Agreements provide for continued employment until termination by either party. The Company, however, may terminate either Employment Agreement with or without cause at any time. If either executive's employment is terminated by the Company without cause, the Company is obligated to pay the respective executive an amount equal to such executive's unvested accrued benefits under any stock option plan, incentive plan or retirement plan plus severance pay calculated as follows: (i) if the executive is terminated in during the first three years of the agreement, he will receive an amount equal his annual base salary in elect in the year of termination for three years following termination; (ii) if the executive is terminated in the fourth year, he will receive an amount equal to two times his annual base salary in effect in the year of termination for two years following termination; and (iii) if the executive is terminated in the fifth or any subsequent year of the agreement, he will receive an amount equal to his annual base salary in the year of termination. The Employment Agreements also provide that if the Company and Messrs. Bloomberg and Stone do not renew the Agreements upon expiration, the Company may elect to pay such executives two years severance in exchange for a two-year non-competition arrangement.

MCGUIRE EMPLOYMENT AGREEMENT

     Upon completion of the Company's Initial Public Offering on July 16, the Company entered into an employment agreement with Joseph McGuire to serve as Chief Financial Officer and Chief Information Officer of the Company. Under the terms of this three-year agreement, Mr. McGuire will earn a base annual salary of $185,000 and will have the opportunity to earn yearly incentive bonuses based on performance criteria (determined by the Compensation Committee). Mr. McGuire is also entitled to receive stock options and other incentive awards under the Company's stock option and incentive plans. The Company may elect, upon the expiration and non-renewal of the agreements, to pay Mr. McGuire two years of severance pay in exchange for a two-year non-competition agreement from Mr. McGuire. If Mr. McGuire's employment is terminated by the Company without cause, the Company is obligated to pay Mr. McGuire an amount equal to his base salary in the year of termination, and shall permit his options and incentives to continue to vest for one year following termination.

COMPENSATION COMMITTEE REPORT REGARDING EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors made decisions regarding cash compensation paid and stock options granted to the Company's executive officers. The Compensation Committee has submitted the following report concerning executive compensation:

COMPENSATION PHILOSOPHY

     The Compensation Committee (the "Committee"), which is composed entirely of outside independent directors, reviews, evaluates and approves the amount, design and implementation of the Company's compensation system for executive officers. The Committee believes that corporate performance and, in turn, stockholder value will be best enhanced by a compensation system that supports and reinforces the Company's key operating and strategic goals while aligning the financial interests of the Company's executive officers with those of the stockholders. The Company utilizes both short-term and long-term incentive compensation programs to achieve these objectives. Executive officer incentive compensation programs are tied to Company-wide achievement of annual financial goals and the market value of the Company's stock. The Committee believes that the use of Company-wide performance in setting goals promotes a unified vision for senior management and creates common motivation among the executives. For other salaried employees, the incentive compensation program is also tied to divisional, departmental or store business goals and, in some cases, individual performance.

     For the Company's 1998 fiscal year, the Committee made its compensation decisions based on a review of the Company's 1997 fiscal year performance, on the Company's budget and other projections for the 1998 fiscal year, and on the Company's performance in comparison to certain of its competitors. During the 1998 fiscal year, the Committee engaged a nationally known independent compensation consultant to make an evaluation of the structure of the Company's compensation practices in comparison to industry standards. The compensation consultant determined that the Company's programs were generally consistent with prevailing practices but also recommended some adjustments. As a result of these recommendations, the Committee has adjusted some aspects of the Company's compensation practices as noted below.

COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM

     The Company's compensation program for executive officers consists generally of three components: base salary, an annual performance-based cash bonus and long-term stock incentives. In making compensation decisions, the Committee generally compares the compensation of the Company's executive officers with compensation of officers at certain other retail companies and has utilized a nationally known compensation consultant, as it deemed necessary.

     The Committee generally compares various short- and long-term performance measures, including total stockholder return, return on average stockholders' equity, sales, net income and earnings per share for the Company and other companies with which it competes with for executive talent. The Committee has not established any particular level at which overall compensation will be set in respect to the compensation peer group. The Committee believes that the total compensation of the named executive officers is supported by the Company's competitive comparisons on the short- and long-term performance factors and is appropriate given the Company's overall performance. The individual elements of the executive compensation program are addressed below.

ANNUAL SALARY

     Each year, the Committee establishes salaries for executive officers. Such salaries are based on proposals submitted by the Company's Chief Executive Officer ("CEO") for annual salary for the executive officers other than himself. Based on an analysis by the compensation consultant, the Committee set the executive officer salaries for the 1998 fiscal year. The Committee believes that the current level of annual salaries for executive officers is appropriate and that it also provides for a large percentage of total compensation to be at risk under the incentive programs. In evaluating individual executive officers, the Committee may also consider, among other factors, (1) a qualitative evaluation of the individual executive officer's performance provided by the CEO, (2) the job responsibilities of the individual executive, including changes in those responsibilities, and (3) the Company's performance in relation to its target financial goals for the prior fiscal year.

ANNUAL PERFORMANCE-BASED BONUS

     The Company's executive officers are eligible to receive cash bonuses under an annual performance-based incentive program ("Incentive Program") established each year by the Committee and approved by the Board of Directors. The Incentive Program is designed to motivate the Company's employees to achieve the Company's annual operating and financial goals. The executive officers participate in the Incentive Program. The Incentive Program allows the Committee to establish performance goals based on pre-tax earnings. The goals are established with the purpose of continuing the Company's record of superior performance in comparison with its competitors.

     For the 1998 fiscal year, the Incentive Program measured the Company's achievement of its target financial goals. The target goal was established early in the fiscal year as part of the Company's budgeting process and was approved by the Committee. Consistent with the Committee's compensation philosophy of tying a large percentage of total compensation to performance, the potential maximum bonus of each executive officer was a significant percentage of that individual's salary for the year. For the 1998 fiscal year, the target bonus amounts ranged from 5 percent of base salary to 25 percent of base salary. The target bonus percentages were based upon the results of the current year's compensation study and the recommendation of the compensation consultant.

     The amount of bonus payments depends upon the extent to which the Company achieves its target financial goals for the year. For the 1998 fiscal year, if the Company did not achieve 100 percent of the goal, no bonuses would be paid. For performance above the target, an additional bonus would be paid with a maximum bonus of 100 percent of the target bonus.

     The Company's performance for the 1998 fiscal year was above the requirement for payment of a bonus. As a result, bonuses were paid at the 100 percent level for the 1998 fiscal year.

LONG-TERM INCENTIVE COMPENSATION

     Grants under the Company's Stock Incentive Plans provide long-term incentive compensation and are a significant component of total compensation. These programs are a part of the Company's performance-based incentive compensation rewarding officers as total stockholder value increases. For executive officers, grants under the Stock Incentive Plans are made in the form of Incentive Stock Options. For non-employee directors, grants under the plan are in the form of nonqualified stock options.

     The Committee considers stock-based grants to be an important means of ensuring that executive officers have a continuing incentive to increase the long-term return to stockholders and the value of the Company's stock. Stock-based grants also aid in retention of executives.

     Stock options generally vest and become exercisable ratably over a period of three years from the date of grant. The number of stock options to be granted to a particular executive officer is determined by the Committee. The Committee primarily uses a formula based on an individual's target bonus for the fiscal year and the market price of the Company's stock, as well as the results of compensation surveys to determine the appropriate grant size. Because the value of stock options is entirely a function of increases in the value of the Company's stock, the Committee believes that this component of the Company's compensation arrangement closely aligns the interests of the executive officers with those of the Company's stockholders.

CHIEF EXECUTIVE OFFICER'S AND CHIEF OPERATING OFFICER'S COMPENSATION

     The Committee determined the compensation of Samuel Bloomberg and Jeffrey Stone, the Company's CEO and COO, respectively, for the 1998 fiscal year in a manner consistent with the philosphy described above. The Committee approved an increase in salary based upon a review of comparable officers in the compensation peer group on a size-adjusted basis.

     In establishing the CEO and COO compensation, the Committee has compared their compensation with the compensation of the CEOs and COOs of the compensation peer group in relation to the relative performance of the Company with respect to the compensation peer group. At the beginning of fiscal 1998, the Committee based the compensation on the fact that the Company was a privately held company. At the IPO date, the Committee adjusted Messrs. Bloomberg and Stone's salary to reflect that of a publicly held company.

     For setting the fiscal 1998 compensation, the Committee also considered the Company's performance during the fiscal year. The Company's performance for the 1998 fiscal year was above the requirement for payment of a bonus. As a result, bonuses were paid at the maximum level for the 1998 fiscal year. The Committee recognized Mr. Bloomberg's and Mr. Stone's leadership skills in assembling and developing a strong management team and guiding the Company through its significant growth during the last eight years, resulting in the Company's successful Initial Public Offering this past July.

     The Committee believes that Mr. Bloomberg's and Mr. Stone's compensation for the 1998 fiscal year was appropriate in light of all of the above considerations.

                      COMPENSATION AND PERSONNEL COMMITTEE

                                 Michael Cronin
                                Matthew Bronfman

                               PERFORMANCE GRAPH

     Since a nationally recognized index that would represent a peer group was not available, the Company has used the Russell 2000 to measure its performance. The Company believes that this index is representative of a peer group because it is comprised of companies with similar market capitalization.

  DATE       RUSSELL 2000      DATE           TWTR
 12/3/98    -14.1122422569%   12/3/98     20.5882352941%
 12/2/98    -14.2675351566%   12/2/98     18.3823529412%
 12/1/98    -13.9979294280%   12/1/98     18.3823529412%
11/30/98    -14.2114571650%  11/30/98     10.2941176471%
11/27/98    -13.2753860754%  11/27/98      9.9294117647%
11/26/98    -13.8728323699%  11/26/98      8.8235294118%
11/25/98    -13.8728323699%  11/25/98      8.8235294118%
11/24/98    -14.4594944353%  11/24/98     11.7647058824%
11/23/98    -14.1251833319%  11/23/98      8.8235294118%
11/20/98    -14.9577258218%  11/20/98      8.9176470588%
11/19/98    -14.9404710551%  11/19/98      4.4117647059%
11/18/98    -15.4257613666%  11/18/98     -9.1882352941%
11/17/98    -16.0059528945%  11/17/98    -10.2941176471%
11/16/98    -15.7924251574%  11/17/98    -17.6470588235%
11/13/98    -16.0210508153%  11/13/98    -17.6470588235%
11/12/98    -15.4085065999%  11/12/98    -18.3823529412%
11/11/98    -15.1345871797%  11/11/98    -16.9117647059%
11/10/98    -14.4034164438%  11/10/98    -16.9117647059%
 11/9/98    -14.0647916487%   11/9/98    -17.6470588235%
 11/6/98    -13.6571477871%   11/6/98    -18.3823529412%
 11/5/98    -14.4185143646%   11/5/98    -17.6470588235%
 11/4/98    -15.2445863170%   11/4/98    -16.9117647059%
 11/3/98    -16.4092830644%   11/3/98    -16.1764705882%
 11/2/98    -16.5688896558%   11/2/98    -16.1764705882%
10/30/98    -18.4367181434%  10/30/98    -17.6470588235%
10/29/98    -19.2304374083%  10/29/98    -12.5000000000%
10/28/98    -19.8796480028%  10/28/98    -13.2352941176%
10/27/99    -19.8731774653%  10/27/98    -14.7058823529%
10/26/98    -19.7502372530%  10/26/98    -15.4411764706%
10/23/98    -20.8329738590%  10/23/98    -16.1764705882%
10/22/98    -20.9731688379%  10/22/98    -17.6470588235%
10/21/98    -22.3664912432%  10/21/98    -30.1470588235%
10/20/98    -22.7180571133%  10/20/98    -34.5588235294%
10/19/98    -23.9819687689%  10/19/98    -37.5000000000%
10/16/98    -26.0482270727%  10/16/98    -35.2941176471%
10/15/98    -27.7866448106%  10/15/98    -33.8235294118%
10/14/98    -29.9068242602%  10/14/98    -32.3529411765%
10/13/98    -30.9097575705%  10/13/98    -32.3529411765%
10/12/98    -29.7687861272%  10/12/98    -34.5588235294%
 10/9/98    -31.3260288155%   10/9/98    -32.3529411765%
 10/8/98    -33.0773876283%   10/8/98    -35.2941176471%
 10/7/98    -30.4999568631%   10/7/98    -33.0882352941%
 10/6/98    -28.2740919679%   10/6/98    -26.4705882353%
 10/5/98    -27.3574324907%   10/5/98    -25.0000000000%
 10/2/98    -24.5729445259%   10/2/98    -25.0000000000%
 10/1/98    -24.5017686136%   10/1/98    -23.5294117647%
 9/30/98    -21.5792425157%   9/30/98    -19.8529411765%
 9/29/98    -21.1025795876%   9/29/98    -20.5882352941%
 9/28/98    -20.6259166595%   9/28/98    -32.3529411765%
 9/25/98    -20.4080752308%   0/25/98    -30.5117647059%
 9/24/98    -20.1427831939%   9/24/98    -23.5294117647%
 9/23/98    -18.9025968424%   9/23/98    -22.0588235294%
 9/22/98    -20.5763092054%   9/22/98    -22.0588235294%
 9/21/98    -21.7841428695%   9/21/98    -19.8529411765%
 9/18/98    -21.6504184281%   9/18/98    -19.8529411765%
 9/17/98    -23.3694245535%   9/17/98    -22.0588235294%
 9/16/98    -22.3859028557%   9/16/98    -19.8529411765%
 9/15/98    -22.8431541713%   9/15/98    -18.7470588235%
 9/14/98    -22.8453110172%   9/14/98    -23.5294117647%
 9/11/98    -23.7296178069%   9/11/98    -20.5882352941%
 9/10/98    -25.5952894487%   9/10/98    -12.5000000000%
  9/9/98    -23.9302044690%    9/9/98    -12.5000000000%
  9/8/98    -21.9372789233%    9/8/98    -16.9117647059%
  9/7/98    -25.1423518247%    9/7/98    -16.1764705882%
  9/4/98    -25.1423518247%    9/4/98    -16.1764705882%
  9/3/98    -25.3105857993%    9/3/98    -25.0000000000%
  9/2/98    -23.9388318523%    9/2/98    -20.5882352941%
  9/1/98    -25.3321542576%    9/1/98    -23.5294117647%
 8/31/98    -27.1093952204%   8/31/98    -22.7941176471%
 8/28/98    -22.6684496592%   8/28/98    -22.7941176471%
 8/27/98    -21.0378742128%   8/17/98    -20.5882352941%
 8/26/98    -17.9492709861%   8/26/98    -19.1176470588%
 8/25/98    -15.9347769821%   8/25/98    -19.1176470588%
 8/24/98    -15.0849797256%   8/24/98    -19.1176470588%
 8/21/98    -14.6665516349%   8/21/98    -19.1176470588%
 8/20/98    -13.3530325252%   8/20/98    -19.1176470588%
 8/19/98    -12.4665688897%   8/19/98    -11.7647058824%
 8/18/98    -11.2910879130%   8/18/98     -9.5588235294%
 8/17/98    -12.8720559054%   8/17/98     -4.4117647059%
 8/14/98    -13.1244068674%   8/14/98     -2.9411764706%
 8/13/98    -12.9000949012%   8/13/98     -1.4705882353%
 8/12/98    -11.8820636701%   8/12/98     -2.2058823529%
 8/11/98    -13.5967561039%   8/11/98      0.0000000000%
 8/10/98    -11.2155983090%   8/10/98      0.0000000000%
  8/7/98    -10.3183504443%    8/7/98      0.7352941176%
  8/6/98    -12.2983349150%    8/6/98     -5.8823529412%
  8/5/98    -14.0087136571%    8/5/98      0.0000000000%
  8/4/98    -13.3746009835%    8/4/98      0.0000000000%
  8/3/98    -10.8446208265%    8/3/98      0.0000000000%
 7/31/98     -9.4663963420%   7/31/98      0.7352941176%
 7/30/98     -7.3634716590%   7/31/98      2.2058823529%
 7/29/98     -8.0773876283%   7/29/98      1.6529411765%
 7/28/98     -7.7862134415%   7/28/98      0.0000000000%
 7/27/98     -6.5740660858%   7/28/98      0.3705882353%
 7/24/98     -5.4050556466%   7/24/98      6.6176470588%
 7/23/98     -4.5962384609%   7/23/98      5.8823529412%
 7/22/98     -2.7413510482%   7/22/98      8.8235294118%
 7/21/98     -1.6176343715%   7/21/98      4.7823529412%
 7/20/98     -0.3709774825%   7/20/98      8.8235294118%
 7/17/98     -0.2760762661%   7/17/98      7.3529411765%
 7/16/98      0.0000000000%   7/17/98      0.0000000000%

       PROPOSAL 2:  APPROVAL OF ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN

     On September 15, 1998, the Board of Directors unanimously adopted the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to stockholder approval. As of the date hereof, no shares have been issued under the Stock Purchase Plan.

     If stockholder approval of the Stock Purchase Plan is obtained, the Company intends to file with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the shares of Common Stock issued under the Stock Purchase Plan.

     A summary of the Stock Purchase Plan is set forth below. Although the Company believes that all material provisions of the Stock Purchase Plan have been set forth in this Proxy Statement, this summary does not discuss all the elements of the Stock Purchase Plan and is qualified in its entirety by reference to the text of the Stock Purchase Plan, a copy of which is attached to this proxy as Annex I and is incorporated herein by reference.

SUMMARY OF STOCK PURCHASE PLAN

     The Stock Purchase Plan is designed to foster continued favorable employee relations, and to encourage and assist its employees and the employees of any present or future subsidiaries in acquiring a stock ownership interest in Tweeter Home Entertainment Group, Inc. (the "Company"). The Stock Purchase Plan shall be effective beginning upon the date of its approval by the stockholders of the Company. The Stock Purchase

Plan shall continue in effect for a term of twenty (20) years unless terminated sooner. The Company has the right to terminate the Plan at any time. The Plan is intended to be an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     Subject to adjustment pursuant to the Stock Purchase Plan, the aggregate number of shares of Common Stock which may be sold under the Stock Purchase Plan (the "Shares") is 500,000. The Stock Purchase Plan is to be administered by the Administrator (the "Administrator") appointed by the Board from time to time. Any construction, interpretation, or application of the Stock Purchase Plan by the Administrator shall be final, conclusive and binding.

     Only Eligible Employees (as defined in the Stock Purchase Plan) may participate in the Stock Purchase Plan. For all participants in the Stock Purchase Plan, there will be established and maintained individual accounts ("Stock Purchase Accounts"). A payroll deduction shall be made as a percentage of compensation payable to each participant for each payroll period of the Company as specified in the participant's participation election. Payroll deductions for each payroll period shall not be more than 10% of such Participant's Compensation for such payroll period. In addition, the maximum amount that may be deducted for each Participating Employee in any one calendar year is the lessor of (a) $5,000 and (b) that amount which would cause the total "fair market value" of Shares purchased by the participant under the Stock Purchase Plan, plus the "fair market value" of all other shares of capital stock of the Company purchased by the participant in any one calendar year under
Section 423 of the Code, to exceed $25,000.

     On the last business day of each calendar quarter (a "Purchase Date") so long as the Stock Purchase Plan shall remain in effect, the Company shall apply the funds credited to each participant's Stock Purchase Account as of that Purchase Date to the purchase of Shares in units of one Share or multiples thereof. The cost to each Participant for the Shares so purchased shall be either (a) eighty-five percent (85%) of the "fair market value" of such Shares, as measured on such Purchase Date in accordance with the definition thereof set forth in the Stock Purchase Plan, or (b) such higher percentage of the "fair market value" of such Shares, as measured on such Purchase Date, as the Administrator may determine from time to time (including, without limitation, such higher percentage as the Administrator may determine from time to time to be necessary or appropriate in connection with the Stock Purchase Plan's status under, or compliance with, Section 423 of the Code).

     The Administrator, in its sole discretion, may determine that Shares purchased under the Stock Purchase Plan shall be delivered by the Company by (i) issuing and delivering to any participant a certificate for the number of Shares purchased by the participant on a Purchase Date or during a calendar year or other period determined by the Administrator, (ii) issuing and delivering a certificate or certificates for the number of Shares purchased by all participants on a Purchase Date or during a calendar year or other period determined by the Administrator to a brokerage or investment banking firm as selected by the Administrator from time to time, which Shares shall be maintained by such firm in a separate brokerage account for each participant,
(iii) issuing and delivering a certificate or certificates for the number of Shares purchased by all participants on a Purchase Date or during the calendar year or other period determined by the Administrator to a bank or trust company or affiliate thereof, as selected by the Administrator from time to time, which shares may be held by such bank or trust company or affiliate in street name, but with a separate account maintained by such entity for each Participant reflecting such participant's interest in the Shares; or (iv) such other manner or method of delivery as may be selected by the Administrator.

     The Administrator in its sole discretion, may impose such restrictions or limitations as it shall determine on the withdrawal of Shares (or certificates evidencing Shares) from any accounts established for a participant as described in clauses (ii) or (iii) of the preceding paragraph. Notwithstanding the foregoing, in the event a participant terminates his or her employment with the Company or otherwise ceases to be eligible to participate in the Stock Purchase Plan, the participant shall receive a distribution of his or her Shares held in any such account), unless the participant elects to have the Shares sold in accordance with such procedures as the Administrator shall prescribe.

     As of December 23, 1998, approximately 997 employees would be eligible to participate in the Stock Purchase Plan. The closing price of the Company's Common Stock, as reported by the Nasdaq Stock Market on December 18, 1998, was $24.50.

FEDERAL INCOME TAX CONSEQUENCES

     Under the Code, a participant will not realize any taxable income as a result of participating in the Stock Purchase Plan or upon the purchase of Common Stock under the Stock Purchase Plan. Instead, taxation is deferred until the disposition of such Common Stock by the participant. The Company will not be entitled to a deduction for income tax purposes as a result of such purchase. A participant will be taxed on amounts withheld from salary under the Plan as if actually received. As discussed more fully below, the Company generally will receive a deduction for such amounts. The participant's basis for gain or loss will equal the amount paid for such shares.

     If a participant disposes of shares purchased under the Plan more than two years after the date of grant (the first day of the relevant offering period) and one year after the shares are issued to the participant, and the fair market value of the shares at the time of disposition exceeds the purchase price of the shares, then the participant will realize taxable income. An amount equal to the lesser of (a) the amount by which the fair market value of the shares on the first day of the offering period for the shares exceeded the purchase price of the shares or (b) the amount by which the fair market value of the shares at the time of disposition exceeded the purchase price of the shares will be taxed as ordinary income. Any gain realized in excess of the amount taxed as ordinary income will be taxed as long-term capital gain. If a participant disposes of shares for less than the purchase price of the shares, then the entire loss will be treated as a long-term capital loss. In either of these cases, the Company will not be entitled to a deduction for income tax purposes.

     If a participant disposes of shares purchased under the Plan within two years after the date of grant or within one year after the shares are issued to the participant (a "disqualifying disposition"), the amount by which the fair market value of the shares at the time of purchase exceeded the purchase price of the shares will be treated as ordinary income in the nature of compensation received by the participant in the year of the disqualifying disposition. The Company will be entitled to a corresponding income tax deduction equal to the amount treated as compensation to the participant. Any amount realized in excess of the sum of the purchase price of the shares and the amount treated as compensation will be taxed as a capital gain. If the amount realized is less than the sum of the purchase price of the shares and the amount treated as compensation, the difference will be treated as a capital loss. Any capital gain or loss will be classified as long-term or short-term, depending on the participant's holding period with respect to the shares. Generally, the participant's holding period for the shares begins on the day following the date the shares are purchased and includes the date of disposition.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
         APPROVAL OF THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

               PROPOSAL 3.  RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the fiscal year ending September 30, 1999. Deloitte & Touche LLP served as the Company's auditors for fiscal year 1998. A majority of the votes cast by the stockholders represented at the meeting, in person or by proxy, is required to approve this proposal. Representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
             OF THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS.

                                 OTHER BUSINESS

     The Board of Directors of the Company is not aware of any matter, other than those described above, that may come before the meeting. However, if any matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 2000 annual meeting of stockholders, it must be received by the Company at 10 Pequot Way, Canton, MA 02021, Attention: Joseph McGuire, no later than August 1, 1999.

                                 ANNUAL REPORT

     A copy of the Company's 1998 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one, without charge, by writing or calling Joseph McGuire at telephone (781) 830-3314, or by e-mail at jmcguire@bmsv.com.

                                                                         ANNEX I

                     TWEETER HOME ENTERTAINMENT GROUP, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I.

                          PURPOSE; CERTAIN DEFINITIONS

     Section 1.1 Purpose. The Tweeter Home Entertainment Group, Inc. Employee Stock Purchase Plan (the "Plan") is designed to foster continued favorable employee relations, and to encourage and assist employees of Tweeter Home Entertainment Group, Inc. (the "Company") and the employees of any present or future subsidiaries of the Company in acquiring a stock ownership interest in the Company. The Plan is intended to be an Employee Stock Purchase Plan under Internal Revenue Code (the "Code") Section 423.

     Section 1.2 Certain Definitions. As used in this Plan, the terms set forth below shall have the following meanings:

          1.2.1 "Administrator" means the individual or committee (which may be a committee of the Board) appointed by the Board to administer the Plan, as provided in Section 6.1 hereof.

          1.2.2 "Board" means the Board of Directors of the Company.

          1.2.3 "Commencement Date" means the first business day of each Purchase Period during which the Plan is in effect, starting with the first business day after this Plan is first adopted.

          1.2.4 "Compensation" means, with respect to any employee, the total annual earnings of such employee paid by the Company or its subsidiaries, as reported by the Company or such subsidiary on such employee's Form W-2.

          1.2.5 "Eligible Employee" means each employee of the Company or any of its subsidiaries who has completed one year of continuous service other than: (a) an employee whose customary employment is for 29 hours or less per week, (b) an employee whose customary employment is for not more than five months in any calendar year, (c) an employee who has not reached the age of majority in the state within which such employee works or resides,
     (d) an employee who is deemed for purposes of Section 423(b)(3) of the Code to own stock (either before or after giving effect to any proposed purchase of Shares) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or (e) an employee not otherwise satisfying any additional eligibility criteria established by the Administrator from time to time. The determination of whether a particular entity is a "subsidiary" of the Company for purposes of the Plan shall be made by the Administrator in its sole discretion.

          1.2.6 "Fair Market Value" of Shares on any date means the last sale price reported by Nasdaq, or any comparable national securities association or national securities exchange on which the Common Stock is traded, for the Common Stock for the nearest prior business day on which trading in the Common Stock occurred on the Nasdaq National Market or any such comparable national securities association or national securities exchange. If on any day for which Fair Market Value is to be determined the Common Stock of the Company is not admitted to trading on the Nasdaq National Market or any other national securities association or national securities exchange for which last sale prices are commonly reported, then Fair Market Value of the Shares on that date shall be determined on such basis as shall be established or specified for the purpose in good faith by the Administrator.

          1.2.7 "Participant" means each Eligible Employee who elects to participate in the Plan pursuant to the terms and conditions of the Plan.

          1.2.8 "Purchase Date" means the last business day of each Purchase Period.

          1.2.9 "Purchase Period" means each calendar quarter beginning each January 1, April 1, July 1, and October 1.

                                  ARTICLE II:

                           STOCK SUBJECT TO THE PLAN

     Section 2.1  Shares Under the Plan.  Subject to adjustment pursuant to
Section 8.1 of the Plan, the aggregate number of shares of the Company's Common Stock, $.01 par value ("Common Stock") which may be sold under the Plan (the "Shares") is 500,000. The Shares may be authorized, but unissued, or reacquired shares of Common Stock of the Company. The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                                  ARTICLE III:

                                  ELIGIBILITY

     Section 3.1 Participation. Only Eligible Employees may participate in the Plan. Any Eligible Employee may elect to be a Participant and may become a Participant by executing and filing with the Administrator one or more participation election documents in the form prescribed by the Administrator from time to time (a "Participation Election"). The effective date of an Eligible Employee's participation shall be the Commencement Date next following the date which is thirty (30) days after the date on which the Administrator receives from the Eligible Employee a properly filed Participation Election. Participation in the Plan will continue automatically from one Purchase Period to another unless participation is otherwise terminated hereunder.

     Section 3.2 Voluntary Withdrawal. Any Participant may voluntarily withdraw from the Plan by filing a notice of withdrawal with the Administrator in the form prescribed by the Administrator from time to time. Upon such withdrawal, there shall be paid to the Participant the cash amount, if any, remaining in his or her Stock Purchase Account (as defined below in Section 4.1). The delivery of certificates representing the Shares held for such Participant under the Plan shall be handled in the manner provided in Section 5.2(c).

     Section 3.3  Termination of Participation.

     (a) Termination. A Participant's participation in the Plan will be terminated when the Participant (1) resigns or is discharged from the Company or its subsidiaries, (2) dies, (3) does not receive pay from the Company or its subsidiaries for twelve (12) consecutive months, unless this period is due to illness, injury or for other reasons approved by the Administrator, or (4) otherwise does not qualify as an Eligible Employee. Subject to Section 3.3(b) with respect to termination due to death, upon termination of participation, the Participant shall be paid the cash amount, if any, remaining in his or her individual Stock Purchase Account within thirty (30) days after termination, and the delivery of certificates representing the Shares held for such Participant under the Plan shall be handled in the manner provided in Section 5.2(c).

     (b) Beneficiaries Upon Death. Each Participant may designate a beneficiary or beneficiaries of the Stock Purchase Account in the event of such Participant's death, and such Participant may change his or her designation, in each case by filing with the Administrator such forms as may be required by the Administrator for such purpose from time to time. Any designation shall be effective only after it is received by the Administrator and shall become effective as of the date it is signed. Upon the death of a Participant any cash amounts remaining in his or her Stock Purchase Account shall be paid or distributed to the beneficiary or beneficiaries designated by such Participant, or in the absence of such designation, to the executor or administrator of his or her estate, and in either event the Company shall not be under any further liability to anyone. Notwithstanding the foregoing provisions of this Section 3.3(b), the rights of any Participant to designate any such beneficiary with respect to any rights of the Participant in an account referred to in clauses
(ii) or (iii) of Section 5.2(b) shall be governed by the requirements of the entity with which such account is established or maintained, and the Company shall have no responsibility or liability with respect to any such designation or requirements.

                                  ARTICLE IV:

                               PAYROLL DEDUCTIONS

     Section 4.1 Accounts. For all Participants in the Plan, there shall be established and maintained individual accounts ("Stock Purchase Accounts"). The Company shall provide, or cause to be provided, to each Participant a statement of account quarterly or for such other time period as may be determined by the Administrator, which statement will set forth, as to such Participant's Stock Purchase Account, the amount of all payroll deductions made during such time period, the number of Shares purchased on the Purchase Date(s) within the relevant time period by such Participant and the per share purchase price of Shares, and the cash balance credit, if any, remaining in such Stock Purchase Account as of such Purchase Date(s). No interest shall accrue on any amounts held in the Stock Purchase Account from time to time. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     Section 4.2  Payroll Deductions, Limitations, and Stock Purchase
Accounts. Subject to this Section 4.2, a payroll deduction shall be made on behalf of each Participant for each payroll period of the Company in the dollar amount as specified in such Participant's Participation Election. Payroll deductions for each payroll period shall not be more than ten percent (10%) of such Participant's Compensation for such payroll period. In addition, the maximum amount that may be deducted for each Participating Employee in any one calendar year (the "Maximum Amount") shall be the lesser of: (a) $5,000; and (b) that amount which would cause the total Fair Market Value of Shares purchased under the Plan by the Participant, plus the Fair Market Value of all other shares of capital stock of the Company purchased by the Participant under any other plan of the Company intended to qualify under Section 423 of the Code, in any one calendar year to exceed $25,000. For purposes of determining the Maximum Amount, Fair Market Value will be determined as of each Commencement Date in which the Participant participates in the Plan. When a Participating Employee's aggregate payroll deductions for the calendar year total the Maximum Amount, the Participant's purchases of Shares and payroll deductions under the Plan shall be suspended for the remainder of the calendar year, but the Participant shall not cease to be a Participant under the Plan solely by reason of such suspension.

     Section 4.3 Changes in Payroll Deductions. A Participant may change the dollar amount of his or her payroll deductions, subject to the limitations set forth in Section 4.2 above by executing and filing with the Administrator one or more documents in the forms prescribed by the Administrator for such purpose from time to time. The effective date of such changes shall be the Commencement Date next following the date which is thirty (30) days after the date on which the Administrator receives from the Participant such documents properly filed.

                                   ARTICLE V:

                               ISSUANCE OF SHARES

     Section 5.1 Issuance of Shares. On each Purchase Date so long as the Plan shall remain in effect, the Company shall apply the funds credited to each Participant's Stock Purchase Account as of that Purchase Date to the purchase of Shares in units of one Share or multiples thereof. The cost to each Participant for the Shares so purchased shall be eighty-five (85%) of the Fair Market Value of such Shares, as measured on such Purchase Date, or such higher percentage of the Fair Market Value of such Shares, as measured on such Purchase Date, as the Administrator may determine from time to time (including, without limitation, such higher percentage as the Administrator may determine from time to time to be necessary or appropriate in connection with the Plan's status under, or compliance with, Section 423 of the Code). Any monies remaining in such Participant's Stock Purchase Account equaling less than the sum required to purchase one Share shall, unless otherwise requested by the Participant, be held in the Participant's Stock Purchase Account for use during the next Purchase Period. If the number of Shares that all Participants desire to purchase at any Purchase Date exceeds the number of Shares then available under the Plan, the Shares available shall be allocated among such Participants in proportion to their contributions during the Purchase Period ending on such Purchase Date. The delivery of certificates representing the Shares held for each Participant under the Plan shall be handled in the manner provided in
Section 5.2(b).

     Section 5.2  Share Ownership; Issuance of Certificates.

     (a) Participant's Ownership. The Shares purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued or sold at the close of business on the Purchase Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall inure to the Participant with respect to such Shares. All the Shares purchased under the Plan shall be delivered by the Company in a manner as determined by the Administrator in accordance with subsection (b).

     (b) Delivery of Shares. The Administrator, in its sole discretion, may determine that Shares purchased under the Plan shall be delivered by the Company by (i) issuing and delivering to any Participant a certificate for the number of Shares purchased by the Participant on a Purchase Date or during a calendar year or other period determined by the Administrator, (ii) issuing and delivering a certificate or certificates for the number of Shares purchased by all Participants on a Purchase Date or during a calendar year or other period determined by the Administrator to a brokerage or investment banking firm selected by the Administrator from time to time, which Shares may be held by such brokerage or investment banking firm in street name, but with a separate brokerage account for each Participant, (iii) issuing and delivering a certificate or certificates for the number of Shares purchased by all Participants on a Purchase Date or during the calendar year or other period determined by the Administrator to a bank or trust company or affiliate thereof selected by the Administrator from time to time, which shares may be held by such bank or trust company or affiliate in street name, but with a separate account maintained by such entity for each Participant reflecting such Participant's interest in the Shares; or (iv) such other manner or method of delivery as may be selected by the Administrator.

     (c) Restrictions on Withdrawals, Etc. The Administrator in its sole discretion, may impose such restrictions or limitations as it shall determine on the withdrawal of Shares (or certificates evidencing Shares) from any accounts established for a Participant pursuant to clauses (ii) or (iii) of Section 5.2(b). Notwithstanding the foregoing, in the event a Participant terminates his or her employment with the Company or otherwise ceases to be an Eligible Employee, the Participant shall receive a distribution of his or her Shares held in any account established pursuant to clauses (ii) or (iii) of Section 5.2(b), unless the Participant elects to have the Shares sold in accordance with such procedures as the Administrator shall prescribe.

     Section 5.4 Compliance With Laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to provide for the purchase or delivery of Shares if the Administrator or the Company concludes that such purchase or delivery would not be in compliance with applicable legal requirements, including without limitation the Securities Act of 1933, as amended.

     Section 5.5 Notice to Company of Disqualifying Disposition. By electing to participate in the Plan, each Participant agrees to notify the Company in writing immediately after such Participant transfers Shares acquired under the Plan, if such transfer occurs within two years after the Commencement Date of the Purchase Period in which such Shares were acquired or within one year after the end of that Purchase Period. Each Participant further agrees to provide any information about such a transfer as may be requested by the Company in order to assist it in complying with the tax laws, and understands that such dispositions have certain tax consequences to Participants and to the Company.

                                  ARTICLE VI:

                                 ADMINISTRATION

     Section 6.1 Administration. The Plan shall be administered by the Administrator appointed by the Board from time to time. Without limiting the foregoing, the Administrator shall have the power to construe and interpret the Plan, any Participation Election and any other documents, instruments or agreements relating thereto; to decide all questions relating to an employee's status and eligibility to participate in the Plan; to make adjustments to the limitations on payroll deductions set forth in Section 4.2; to employ such other persons as are necessary for the proper administration of the Plan; and to make all determinations necessary or advisable in administering the Plan. Any construction, interpretation, or application of the Plan by the Administrator shall be final, conclusive and binding.

                                  ARTICLE VII:

            EFFECTIVE DATE, MODIFICATION AND TERMINATION OF THE PLAN

     Section 7.1 Effective Date and Term. The Plan shall be effective beginning January 26, 1999, which is the date of the approval of the Plan by the stockholders of the Company. The Plan shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 7.2 or Section 8.2.

     Section 7.2 Company's Reservation of Rights. The Company reserves the right to amend, alter, or terminate the Plan in its discretion at any time.

     Section 7.3 Return of Amounts Upon Termination. Upon termination of the Plan, each Participant shall be entitled to receive the amount remaining in his or her individual Stock Purchase Account, and the Participant shall be entitled to receive a distribution of his or her Shares held in any account established pursuant to clauses (ii) or (iii) of Section 5.2(b), unless the Participant elects to have the Shares sold in accordance with such procedures as the Administrator shall prescribe, in each case within a reasonable time following such termination.

                                 ARTICLE VIII.

                  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION:

     Section 8.1 Anti-Dilution Provisions. The aggregate number of Shares reserved for purchase under the Plan, as provided in Section 2.1, and the calculation of the purchase price per Share, may be appropriately adjusted to reflect any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such Shares, if effected without receipt of consideration by the Company. Any such adjustment shall be made by the Administrator acting with the consent of, and subject to the approval of, the Board of Directors.

     Section 8.2 Dissolution, Merger, Etc. Subject to any required action by the Company's shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any offering under the Plan shall pertain to and apply to the Shares of Common Stock of the Company. However, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation, (c) any transaction that results in the Common Stock ceasing to be publicly traded, the Plan and any offering under the Plan shall terminate upon the effective date of such dissolution, liquidation, merger consolidation or transaction, and the balance of any amounts remaining in a Participant's Stock Purchase Account and which had not by such time been applied to the purchase of Shares shall be returned to the Participant, without interest, and the Participant shall be entitled to receive a distribution of his or her Shares held in any account established pursuant to clauses (ii) or (iii) of Section 5.2(b), unless the Participant elects to have the Shares sold in accordance with such procedures as the Administrator shall prescribe, in each case within a reasonable time following such termination.

                                  ARTICLE IX:

                            MISCELLANEOUS PROVISIONS

     Section 9.1 Assignment. No rights of any Participant under this Plan shall be assignable by him or her, by operation of law, or otherwise, except to the extent that a Participant is permitted to designate a beneficiary or beneficiaries as hereinabove provided, and except to the extent permitted by the law of descent and distribution if no such beneficiary be designated.

     Section 9.2 Participation in Other Plans. Nothing herein contained shall affect a Participant's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, or other employee welfare plan or program of the Company, including without limitation any stock option or incentive plan maintained from time to time by the Company.

     Section 9.3 Governing Law. The interpretation, performance, and enforcement of this Plan shall be governed by the laws of the State of Delaware.

     Dated Adopted by Company's Board of Directors: December 10, 1998

     Dated Adopted by Company's Stockholders: January 26, 1999

                                                                      1748-PS-98

                                   DETACH HERE

                    TWEETER HOME ENTERTAINMENT GROUP, INC.
                                  10 Pequot Way
                           Canton, Massachusetts 02021
P
R                 SOLICITED BY THE BOARD OF DIRECTORS
O                FOR THE ANNUAL MEETING OF STOCKHOLDERS
X
Y THE UNDERSIGNED HEREBY APPOINTS JEFFREY STONE AND JOSEPH MCGUIRE, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE, ALL SHARES OF COMMON STOCK OF TWEETER HOME ENTERTAINMENT GROUP, INC. (THE "COMPANY") HELD OF RECORD BY THE UNDERSIGNED ON DECEMBER 23, 1998 AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 26, 1999 AND ANY ADJOURNMENTS THEREOF.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                               [SEE REVERSE SIDE]

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Tweeter Home Entertainment Group, Inc.



                                   DETACH HERE


     PLEASE MARK
[X]  VOTES AS  IN
     THIS  EXAMPLE.


1.    Election of  Directors
    NOMINEES: Matthew Bronfman, and
            Steven S. Fischman


              FOR    WITHHELD
             [ ]       [ ]


[ ]______________________________
   For all nominees except as noted above


2. Ratify the appointment                          For     Against     Abstain
   Deloitte & Touche  LLP
   as independent auditors.                        [ ]      [ ]         [ ]


3. Approve the adoption of the                     For     Against     Abstain
   Company's Employee Stock
   Purchase Plan.                                  [ ]      [ ]         [ ]

4. In their discretion the                         For     Against     Abstain
   proxies are authorized to
   vote upon any other business                    [ ]      [ ]         [ ]
   that may properly come before
   the meeting.


     MARK HERE
     FOR ADDRESS
     CHANGE AND       [ ]
     NOTE AT LEFT




Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.


Signature:____________ Date:________________ Signature:___________ Date_________